UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VIRAGEN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-2101668
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

865 S.W. 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock Purchase Warrants	American Stock Exchange

Units, each consisting of one share Of Common Stock and one Common Stock Purchase Warrant	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-136144

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities required by this Item is included under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-136144) filed with the Securities and Exchange Commission on July 31, 2006, as amended on each of August 11, 2006 and October 6, 2006 and as may be amended after the date hereof. The final prospectus will be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act and such prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference to Viragen’s registration statement on Form S-1 dated June 8, 1981, File No. 2-72691).

3.2	Certificate of Amendment of Certificate of Incorporation dated September 11, 1986 (incorporated by reference to Viragen’s registration statement on Form S-2 dated October 24, 1986, File No. 33-9714).

3.3	Certificate of Amendment of Certificate of Incorporation dated April 8, 1987 (incorporated by reference to Viragen’s Form 8-K dated April 17, 2000, filed on April 13, 2000).

3.4	Certificate of Amendment of Certificate of Incorporation dated May 11, 1993 (incorporated by reference to Viragen’s Form 8-K dated April 17, 2000, filed on April 13, 2000).

3.5	Certificate of Amendment of Certificate of Incorporation dated February 28, 1997 (incorporated by reference to Viragen’s Form 8-K dated April 17, 2000, filed on April 13, 2000).

3.6	Certificate of Amendment of Certificate of Incorporation dated July 2, 1997 (incorporated by reference to Viragen’s Fort 8-K dated April 17, 2000, filed on April 13, 2000).

3.7	Certificate of Amendment of Certificate of Incorporation dated October 4, 1999 (incorporated by reference to Viragen’s Form 8-K dated April 17, 2000, filed on April 13, 2000).

3.8	Certificate of Amendment of Certificate of Incorporation dated August 28, 2001, filed on August 28, 2001 (incorporated by reference to Viragen’s Form 10-K filed with the Securities and Exchange Commission on September 28, 2001).

3.9	Certificate of Amendment to Certificate of Incorporation dated February 3, 2003 (incorporated by reference to Viragen’s Form 10-Q filed with the Securities and Exchange Commission on February 14, 2003).

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3.10	Certificate of Amendment to Certificate of Incorporation dated June 25, 2003 (incorporated by reference to Viragen’s registration statement on Form S-3 dated June 26, 2003, File No. 333-106536).

3.11	Certificate of Amendment to Certificate of Incorporation dated June 15, 2004 (incorporated by reference to Viragen’s Form 10-Q filed with the Securities and Exchange Commission on February 9, 2006).

3.12	Certificate of Amendment to Certificate of Incorporation dated December 15, 2005 (incorporated by reference to Viragen’s Form 10-Q filed with the Securities and Exchange Commission on February 9, 2006).

3.13	Amended and Restated Bylaws of Viragen, Inc. (incorporated by reference to Exhibit 3.1 of Viragen’s Form 8-K filed with the Securities and Exchange Commission on March 3, 2005).

4.1	Form of Common Stock Certificate (incorporated by reference to Viragen’s registration statement on Form S-1 dated June 8, 1981, File No. 2-72691).

4.2	Certificate of Designation for Series A Preferred Stock, as amended (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.4).

4.3	Specimen Certificate for Unit (Series A Preferred Stock and Class A Warrant) (incorporated by reference to 1986 Form S-2, Part II, Item 15).

4.6	Certificate to set forth Designations, Preferences, and Rights of Series J 24% Cumulative Convertible Preferred Stock, $1.00 par value per share (incorporated by reference to Exhibit 4.1 of Viragen, Inc.’s Form 8-K filed with the Securities and Exchange Commission on March 13, 2006).

4.8	Specimen Unit Certificate*.

4.9	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.9 of Amendment No. 2 to Viragen, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 6, 2006, File No. 333-136144).

4.10	Form of Warrant Agreement between Mellon Investor Services, LLC and Viragen, Inc. (incorporated by reference to Exhibit 4.10 of Amendment No. 2 to Viragen, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 6, 2006, File No. 333-136144).

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VIRAGEN, INC.

Date October 12, 2006	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.8	Specimen Unit Certificate